Exhibit 99.1

The Cannabist Company Reports First Quarter 2025 Results

Chelmsford, MA, May 8, 2025 – The Cannabist Company Holdings Inc. (Cboe CA: CBST) (OTCQB: CBSTF) (FSE: 3LP) (“The Cannabist Company” or the “Company”), one of the most experienced cultivators, manufacturers and retailers of cannabis products in the U.S., today reported its financial and operating results for the first quarter ended March 31, 2025. All financial information presented in this release is in U.S. GAAP, unaudited, and in thousands of U.S. dollars, unless otherwise noted.

First Quarter 2025 Financial Highlights (in $ thousands, excl. margin items):

	For the Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Revenue	$87,440	$96,138	$122,611
Gross Profit	$29,285	$33,898	$42,537
Adj. Gross Profit[1,2]	$31,225	$33,898	$47,696
Adj. Gross Margin[1,2]	35.7%	35.3%	38.9%
Income (Loss) from Operations	$(8,159)	$(13,916)	$(10,736)
Net Income (Loss)	$(32,206)	$(55,152)	$(34,568)
Adj. EBITDA[1,2]	$8,293	$7,054	$15,304

[1]

Denotes a Non-GAAP measure. See “Non-GAAP Financial Measures” in this press release for more information regarding the Company’s use of non-GAAP financial measures, as well as Table 4 for reconciliation, where applicable.

[2]

Both Adj. Gross Profit and Adj. EBITDA exclude $1.9 million in Q1 2025 and $5.2 million in Q1 2024; see the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2025 for additional disclosure.

“Through the first quarter of 2025, we have continued to make progress on our plans to simplify and optimize the business, which drove a sequential improvement in margins. We are reducing operating and overhead costs and have advanced ongoing initiatives to improve operating performance, as we rationalize SKUs and enhance our pricing architecture across active markets. To that end, we saw an improvement in retail gross margin and success from house brands, such as dreamt. As we continued to refine the footprint during the quarter, we completed the exit of the Washington, DC market, sold one dispensary in California, and closed three underperforming locations in Colorado. We remain focused on completing remaining divestitures in Florida, California and Illinois, which will help to further simplify the business and provide liquidity. With respect to our pending debt restructuring transaction, on April 29, holders of our Senior Notes voted to approve the proposed Arrangement Resolution. The principal remaining step in order to advance the transaction is to obtain court approval for the transaction in Canada. Court proceedings are scheduled for later this month to consider our approval request and debtholder objections,” said David Hart, CEO of The Cannabist Company.

He continued, “As we have discussed previously, our priorities throughout 2025 will continue to be liquidity and balance sheet management alongside operational improvements to simplify, reduce costs, and optimize the business. We look forward to opening additional retail locations in Ohio and Virginia this year and are prepared for the transition to adult use in Delaware.”

Top 5 Markets by Revenue in Q1[3]: Colorado, Maryland, New Jersey, Ohio, Virginia

Top 5 Markets by Adjusted EBITDA in Q1[3]: Colorado, Maryland, New Jersey, Ohio, Virginia

[3]	Markets are listed alphabetically

Financial Highlights for First Quarter 2025

•	First quarter revenue of $87 million, a decrease of 9% compared to Q4, in part due to the closure of 3 locations in Colorado and the sale of 1 location in California.

•	Adjusted Gross Margin in the first quarter was 36%, up 45 basis points sequentially compared to Q4.

•	Adjusted EBITDA in Q1 of $7.1 million; adjusted EBITDA margin increased more than 200 basis points sequentially to 9.5%.

•	For the 11 markets remaining following divestiture of Florida and Washington, DC, Adjusted EBITDA Margin was 9.8% in Q1.

•	Capital expenditures in the first quarter were $2.0 million; the Company continues to expect capital expenditures to average $2 to $3 million per quarter in 2025, primarily for new store openings.

•	The Company ended the first quarter with $18.9 million in cash, as compared with $33.6 million at the end of Q4.

•

Subsequent to quarter close, on April 17, the Company closed on the sale of its remaining MMTC license in Florida for gross proceeds of $5 million; the sale of 1 cultivation facility in Florida is pending finalization.

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Subsequent to quarter close, on April 29, holders of Senior Notes voted to approve the previously announced Arrangement to extend the maturities of senior secured notes to December 2028, with options to extend through 2029. The principal remaining step in order to advance the transaction is to obtain court approval for the transaction in Canada. Court proceedings are scheduled for later this month to consider the Company’s approval request and debtholder objections.

•

Subsequent to quarter close, Company affected a corporate restructuring for an estimated $3.8 million in annualized cost savings due to adjustments to align with a simplified footprint; this is in addition to several rounds of corporate restructuring during 2024, where the Company achieved $23 million in annualized cost savings.

Operational Highlights for First Quarter 2025

•	For Q1 2025, wholesale revenue increased 3.5% sequentially to $16 million; wholesale accounted for approximately 18% of total revenue, compared to 16% in Q4.

•	Retail gross margin increased 180 basis points over Q4, as efforts continue to rationalize SKUs and improve pricing architecture across our markets.

•

During Q1, launched the dreamt brand in Massachusetts, New Jersey and Virginia – adding to the initial success of dreamt in Maryland, where the product was the top selling sleep SKU within the Company’s Maryland stores.

•	As a result of the sale of one dispensary in California, and closure of three underperforming locations in Colorado, the quarter-end active retail count was 55, compared to 59 at the end of Q4.

•	Subsequent to quarter close, in April, the Company signed Management Services Agreements for 2 retail locations in California that are pending final sale, bringing the active retail count to 53.

•	Subsequent to quarter close, the Company launched adult use sales at the third retail location in New Jersey, Cannabist Mays Landing, which opened on December 31, 2024.

•	The Company has additional retail locations in development, including one in Virginia and three in Ohio, with one Ohio location expected to open in Q3.

Conference Call and Webcast Details

The Company will host a conference call on Thursday, May 8, 2025 at 8:00 a.m. ET to discuss financial and operating results for the first quarter of 2025.

To access the live conference call via telephone, participants must pre-register at https://register-conf.media-server.com/register/BIb172da63528a4e5d8676d1ab73144911. After registering, instructions will be shared on how to join the call for those who wish to dial in. A live audio webcast of the call will also be available in the Investor Relations section of the Company’s website at https://investors.cannabistcompany.com/ or at https://edge.media-server.com/mmc/p/x9vjhtpc.

A replay of the audio webcast will be available in the Investor Relations section of the Company’s website approximately 2 hours after completion of the call and will be archived for 30 days.

About The Cannabist Company (f/k/a Columbia Care)

The Cannabist Company, formerly known as Columbia Care, is one of the most experienced cultivators, manufacturers and providers of cannabis products and related services, with licenses in 12 U.S. jurisdictions. The Company operates 81 facilities including 64 dispensaries and 17 cultivation and manufacturing facilities, including those under development. Columbia Care, now The Cannabist Company, is one of the original multi-state providers of cannabis in the U.S. and now delivers industry-leading products and services to both the medical and adult-use markets. In 2021, the Company launched Cannabist, its retail brand, creating a national dispensary network that leverages proprietary technology platforms. The company offers products spanning flower, edibles, oils and tablets, and manufactures popular brands including Seed & Strain, Triple Seven, Hedy, gLeaf, Classix, Press, and Amber. For more information, please visit www.cannabistcompany.com.

Non-GAAP Financial Measures

In this press release, the Company refers to certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit and Adjusted Gross Margin. The Company considers certain non-GAAP measures to be meaningful indicators of the performance of its business. These measures are not recognized measures under GAAP, do not have a standardized meaning prescribed by GAAP and may not be comparable to (and may be calculated differently by) other companies that present similar measures. Accordingly, these measures should not be considered in isolation from nor as a substitute for our financial information reported under GAAP. These non-GAAP measures are used to provide investors with supplemental measures of our operating performance and thus highlight trends in our business that may not otherwise be apparent when relying solely on GAAP measures. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented. We also recognize that securities analysts, investors and other interested parties frequently use non-GAAP measures in the evaluation of companies within our industry.

With respect to non-GAAP financial measures, the Company defines EBITDA as net income (loss) before (i) depreciation and amortization; (ii) income taxes; and (iii) interest expense and debt amortization. Adjusted EBITDA is defined as EBITDA before (i) share-based compensation expense; (ii) goodwill and intangible impairment, (iii) adjustments for acquisition and other non-core costs; (iv) gain on remeasurement of contingent consideration, net, (v) fair value changes on derivative liabilities; and (vi) fair value mark-up for acquired inventory. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Revenue. Adjusted Gross Profit is defined as gross profit before the fair mark-up for acquired inventory. Adjusted Gross Margin is defined as gross margin before the fair mark-up for acquired inventory.

The Company views these non-GAAP financial measures as a means to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting the Company’s business. The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Reconciliations of non-GAAP financial measures to their nearest comparable GAAP measures are included in this press release and a further discussion of some of these items is contained in our annual report on Form 10-K.

Caution Concerning Forward-Looking Statements

This press release contains certain statements that constitute forward-looking information or forward looking statements within the meaning of applicable securities laws and reflect the Company’s current expectations regarding future events. Statements concerning the Company’s objectives, goals, strategies, priorities, intentions, plans, beliefs, expectations and estimates, and the business, operations, financial performance and condition of the Company are forward-looking statements. The words “believe”,

“expect”, “anticipate”, “estimate”, “intend”, “may”, “will”, “would”, “could”, “should”, “continue”, “plan”, “goal”, “objective”, and similar expressions and the negative of such expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward looking statements in this press release include, among others, statements related to: the Company’s recently announced debt restructuring transaction; the Company’s liquidity; the Company’s corporate restructuring and related expected savings; the divestiture of the Company’s Florida, Illinois, and California assets and expected impacts thereof; the expected adult use sales in Delaware; expectations related to growth, cost management and financial numbers including free cash flow and capital expenditures; our ability to continue to reduce corporate SG&A, reduce leverage, enhance cash flow from operations; the planned opening of additional Cannabist locations; the Company’s ability to extend or reduce debt; our ability to execute on divestiture transactions; and ongoing business expectations.

The Company has made assumptions with regard to its ability to execute on initiatives, which although considered reasonable by the Company, may prove to be incorrect and are subject to known and unknown risks and uncertainties that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied by any forward-looking information. Forward-looking information involves numerous assumptions, including the fact that cannabis remains illegal under federal law; the application of anti-money laundering laws and regulations to the Company; legal, regulatory or political change to the cannabis industry; access to the services of banks; access to public and private capital for the Company; unfavorable publicity or consumer perception of the cannabis industry; expansion into the adult-use markets; the impact of laws, regulations and guidelines; the impact of Section 280E of the Internal Revenue Code; the impact of state laws pertaining to the cannabis industry; the Company’s reliance on key inputs, suppliers and skilled labor; the difficulty of forecasting the Company’s sales; constraints on marketing products; potential cyber-attacks and security breaches; net operating loss and other tax attribute limitations; the impact of changes in tax laws; the volatility of the market price of the common shares of the Company; reliance on management; litigation including existing claims and those which may surface from time to time; future results and financial projections; the impact of global financial conditions and disease outbreaks; projected revenue and expected gross margins, capital allocation, EBITDA break even targets and other financial results; growth of the Company’s operations via expansion; statements relating to the business and future activities of, and developments related to, the Company after the date of this press release, including such things as future business strategy, competitive strengths, goals, expansion and growth of the Company’s business, operations and plans; expectations that planned transactions will be completed as previously announced; expectations regarding cultivation and manufacturing capacity; expectations regarding receipt of regulatory approvals; expectations that licenses applied for will be obtained; potential future legalization of adult-use and/or medical cannabis under U.S. federal law; expectations of market size and growth in the U.S. and the states in which the Company operates; expectations for other economic, business, regulatory and/or competitive factors related to the Company or the cannabis industry generally; the impact of the Company’s plans to extend or reduce debt; and other events or conditions that may occur in the future.

Forward-looking statements may relate to future financial conditions, results of operations, plans, objectives, performance or business developments. These statements speak only as at the date they are made and are based on information currently available and on the then-current expectations. Holders of securities of the Company are cautioned that forward-looking statements are not based on historical facts but instead are based on reasonable assumptions and estimates of management of the Company at the time they were provided or made and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Securityholders should review the risk factors discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2024, as filed with the applicable securities regulatory authorities and as also described from time to time in other documents filed by the Company with U.S. and Canadian securities regulatory authorities.

The purpose of forward-looking statements is to provide the reader with a description of management’s expectations, and such forward-looking statements may not be appropriate for any other purpose. In particular, but without limiting the foregoing, disclosure in this press release as well as statements regarding the Company’s objectives, plans and goals, including future operating results and economic performance may make reference to or involve forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. A number of factors could cause actual events, performance or results to differ materially from what is projected in the forward-looking statements. No undue reliance should be placed on forward-looking statements contained in this press release. Such forward-looking statements are made as of the date of this press release.

The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. The Company’s forward-looking statements are expressly qualified in their entirety by this cautionary statement.

Investor & Media Contact

Lee Ann Evans

SVP, Capital Markets

investor@cannabistcompany.com

media@cannabistcompany.com

TABLE 1 - CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in US $ thousands, except share and per share figures, unaudited)

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Revenue	$87,440	$96,138	$122,611
Cost of sales	(58,155)	(62,240)	(80,074)

Gross profit	29,285	33,898	42,537
Selling, general and administrative expenses	(37,444)	(47,814)	(53,273)

Profit (loss) from operations	(8,159)	(13,916)	(10,736)
Other income (expense), net	(23,253)	(38,277)	(14,964)
Income tax benefit (expense)	(794)	(2,959)	(8,868)

Net income (loss)	(32,206)	(55,152)	(34,568)
Net income (loss) attributable to non-controlling interests	(2)	(540)	505

Net income (loss) attributable to Cannabist Company shareholders	$(32,204)	$(54,612)	$(35,073)
Weighted average common shares outstanding - basic and diluted	473,012,103	460,742,673	445,633,865
Earnings per common share attributable to Cannabist Company shareholders - basic and diluted	$(0.07)	$(0.12)	$(0.08)

TABLE 2 - CONDENSED CONSOLIDATED BALANCE SHEET (SELECT ITEMS)

(in US $ thousands, unaudited)

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Cash	$18,936	$33,607	$44,473
Total current assets	186,519	194,997	189,887
Property and equipment, net	218,459	228,396	291,125
Right of use assets	135,540	150,254	213,668

Total assets	648,779	696,173	812,831
Total current liabilities	227,882	228,710	165,979
Total liabilities	710,752	726,232	769,923
Total equity	(61,973)	(30,059)	42,908

Total liabilities and equity	$648,779	$696,173	$812,831

TABLE 3 - CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in US $ thousands, unaudited)

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Net cash provided by (used in) operating activities	$(15,176)	$4,295	$(6,211)
Net cash provided by (used in) investing activities	2,746	690	2,403
Net cash provided by (used in) financing activities	$(3,429)	$(2,125)	$12,517

TABLE 4 - RECONCILIATION OF US GAAP TO NON-GAAP MEASURES

(in US $ thousands, unaudited)

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Net income (loss)	$(32,206)	$(55,152)	$(34,568)
Income tax (benefit) expense	794	2,959	8,868
Depreciation and amortization	8,646	9,664	13,964
Net interest and debt amortization	12,559	13,103	12,480

EBITDA (Non-GAAP)	$(10,207)	$(29,426)	$744
Share-based compensation	$292	$1,579	$3,182
Goodwill and intangible impairment	—	2,100	—
Adjustments for other acquisition and non-core costs	18,208	13,417	9,032
Fair value changes on derivative liabilities	—	19,384	2,346

Adjusted EBITDA (Non-GAAP)	$8,293	$7,054	$15,304